Exhibit 99.1

For Immediate Release

August 2, 2011

Media Relations Contact:

Andrew Shane

972/453-6473

andrew.shane@supermedia.com

Investor Relations Contact:

Cliff Wilson

972/453-6188

cliff.wilson@supermedia.com

SuperMedia Announces Second Quarter 2011 Results

DALLAS – SuperMedia (NASDAQ:SPMD) today announced its financial results for second quarter 2011.

Results include:

•                  Second quarter 2011 advertising sales declined 16.7 percent(1), compared to a second quarter 2010 decline of 16.4 percent;

•                  Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) were $152 million for second quarter 2011, a 7.9 percent decline compared to second quarter 2010 adjusted pro forma EBITDA of $165 million which included an expense reduction of $16 million related to the favorable, non-recurring, non-cash resolution of state operating tax claims; and

•                  Continued cost management and expense reductions partially mitigated revenue declines, resulting in an improved adjusted EBITDA margin of 36.1 percent compared to an adjusted pro forma EBITDA margin of 32.2 percent in the second quarter of 2010.

“During the second quarter we continued addressing costs, efficiencies and processes with a rigorous eye, which is reflected in our ability to maintain the margin improvement we saw in the first quarter,” said SuperMedia CEO Peter McDonald.

“We believe we are headed in the right direction relative to our cost structure. We are also focused on improving ad sales which remain disappointing, reflecting, in part, the current challenges facing local businesses.”

(1) Advertising sales for the three and six months ended June 30, 2011 include negative adjustments of $2 million, or 0.4 percent, and $11 million, or 1.1 percent, respectively, related to the financial distress and operational wind down of a single certified marketing representative firm in our third-party national sales channel. Excluding this impact, advertising sales for the three and six months ended June 30, 2011 would have reflected a decline of 16.3 percent and 16.4 percent, respectively. As of June 2011, responsibility for these accounts has been transitioned to other certified marketing representative firms.

Financial Summary

SuperMedia reports financial results in accordance with United States generally accepted accounting principles (“GAAP”) and on a non-GAAP basis, referred to as “adjusted and adjusted pro forma”. The non-GAAP basis measures are described and reconciled to the corresponding GAAP measures in the accompanying financial schedules. These results were adjusted for the impact of fresh start accounting and certain unique costs including reorganization items, severance costs, restructuring costs and certain other non-recurring costs.

Reported GAAP operating revenue for Q2 2011 was $421 million versus $247 million in Q2 2010. When comparing Q2 2011 operating revenue to adjusted pro forma operating revenue of $512 million for Q2 2010, revenue declined 17.8 percent.

Reported GAAP year-to-date operating revenue for 2011 was $859 million.

Reported Q2 2011 EBITDA, a non-GAAP measure, was $150 million compared to a loss of $14 million reported in Q2 2010.  On an adjusted basis, Q2 2011 EBITDA was $152 million with an EBITDA margin of 36.1 percent, compared to adjusted pro forma Q2 2010 EBITDA of $165 million, with an EBITDA margin of 32.2 percent, which included an expense reduction of $16 million related to the favorable, non-recurring, non-cash resolution of state operating tax claims.

Reported year-to-date 2011 EBITDA, a non-GAAP measure, was $297 million compared to a loss of $110 million for the same period in 2010.  On an adjusted basis, year-to-date 2011 EBITDA was $306 million with an EBITDA margin of 35.6 percent, compared to year-to-date adjusted pro forma 2010 EBITDA of $328 million with an EBITDA margin of 31.4 percent which included an expense reduction of $16 million related to the favorable, non-recurring, non-cash resolution of state operating tax claims.

Advertising sales in Q2 2011 declined 16.7 percent(2), compared to a decline of 16.4 percent reported for the same period in 2010. Reported year-to-date 2011 advertising sales declined 17.5 percent, compared to a decline of 18.3 percent reported for the same period in 2010.

Year-to-date free cash flow, a non-GAAP measure, was $42 million for Q2 2011, representing cash provided by operating activities of $49 million, less capital expenditures (including capitalized software) of $7 million.

SuperMedia made debt principal payments of $36 million in the second quarter of 2011, in accordance with the mandatory cash sweep provisions of the Company’s loan agreement.  Cash on hand as of June 30, 2011 was $180 million.

Webcast Information

Individuals within the United States can access the earnings call by dialing 888/603-6873. International participants should dial 973/582-2706. The pass code for the call is: 81655459. In order to ensure a prompt start time, please dial into the call by 9:50am (Eastern). A replay of the teleconference will be available at 800/642-1687.  International callers can access the replay by calling 706/645-9291. The replay pass code is: 81655459. The replay will be available through August 16, 2011. In addition, a live Web cast will be available on SuperMedia’s Web site in the Investor Relations section at www.supermedia.com.

(2)  Advertising sales for the three and six months ended June 30, 2011 include negative adjustments of $2 million, or 0.4 percent, and $11 million, or 1.1 percent, respectively, related to the financial distress and operational wind down of a single certified marketing representative firm in our third-party national sales channel. Excluding this impact, advertising sales for the three and six months ended June 30, 2011 would have reflected a decline of 16.3 percent and 16.4 percent, respectively. As of June 2011, responsibility for these accounts has been transitioned to other certified marketing representative firms.

Basis of Presentation and Non-GAAP Measures

Upon emergence from bankruptcy on December 31, 2009, SuperMedia adopted fresh start accounting in accordance with U.S. GAAP.  Accordingly, SuperMedia’s 2010 financial results were significantly affected.  At December 31, 2009, the balances in deferred revenue and deferred directory costs were adjusted to their fair value of zero, which had a significant non-cash impact on our 2010 consolidated statement of operations. For the readers’ convenience, the financial information accompanying this release provides a reconciliation of GAAP to non-GAAP results.

###

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Statements that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•                  our inability to provide assurance for the long-term continued viability of our business;

•                  reduced advertising spending and contract cancellations by our clients, which causes reduced revenue;

•                  declining use of print yellow pages directories by consumers;

•                  competition from other yellow pages directory publishers and other traditional and new media, and our ability to anticipate or respond to changes in technology and user preferences;

•                  changes in our operating performance;

•                  our post-restructuring financial condition, financing requirements and cash flow;

•                  limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our debt agreements;

•                  failure to comply with the financial covenants and other restrictive covenants in our debt agreements;

•                  limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

•                  our ability to resolve any remaining bankruptcy claims;

•                  changes in the availability and cost of paper and other raw materials used to print our directories and our reliance on third-party providers for printing, publishing and distribution services;

•                  credit risk associated with our reliance on small- and medium-sized businesses as clients;

•                  our ability to attract and retain qualified key personnel;

•                  our ability to maintain good relations with our unionized employees;

•                  changes in labor, business, political and economic conditions;

•                  changes in governmental regulations and policies and actions of federal, state and local municipalities; and

•                  the outcome of pending or future litigation and other claims.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the Securities and

Exchange Commission (“SEC”), including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2010 and in all subsequent filings with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About SuperMedia

SuperMedia Inc. (NASDAQ: SPMD) helps small- and medium-sized businesses grow through effective local marketing solutions across print, online, mobile and social media. SuperMedia solutions include: the award-winning SuperGuarantee® program, Superpages® directories, published for Verizon®, FairPoint® and Frontier®, Superpages.com®, EveryCarListed.com®, Superpages for your mobile and Superpages direct mail products. For more information, visit www.supermedia.com.

SPMD-G

SuperMedia Inc.

Consolidated Statements of Operations

Reported (GAAP)

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010 (3)

(dollars in millions, except per share amounts)

	6 Mos. Ended	6 Mos. Ended
Unaudited	6/30/11	6/30/10	% Change

Operating Revenue	$859	$401	114.2

Operating Expense
Selling	228	222	2.7
Cost of sales (exclusive of depreciation and amortization)	216	192	12.5
General and administrative	118	97	21.6
Depreciation and amortization	88	95	(7.4)
Total Operating Expense	650	606	7.3

Operating Income (Loss)	209	(205)	NM
Interest expense, net	114	143	(20.3)
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	95	(348)	NM

Reorganization items	1	3	(66.7)

Income (Loss) Before Provision (Benefit) for Income Taxes	94	(351)	NM
Provision (benefit) for income taxes	35	(125)	NM
Net Income (Loss)	$59	$(226)	NM

Basic and Diluted Earnings (Loss) per Common Share (1) (2)	$3.79	$(15.10)	NM
Basic and diluted weighted-average common shares outstanding	15.1	15.0

These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q. Our 2010 financial results were impacted by our adoption of fresh start accounting in December 2009. As a result, our 2011 financial results are not comparable to our 2010 financial results.

Notes:

(1)	Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)

Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share was $2 million for the six months ended June 30, 2011.

(3)

Results for the six months ended June 30, 2010 include a $16 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state operating tax claims.

SuperMedia Inc.

Consolidated Statements of Operations

Reported (GAAP)

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010 (3)

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	6/30/11	6/30/10	% Change

Operating Revenue	$421	$247	70.4

Operating Expense
Selling	112	113	(0.9)
Cost of sales (exclusive of depreciation and amortization)	106	103	2.9
General and administrative	53	45	17.8
Depreciation and amortization	44	47	(6.4)
Total Operating Expense	315	308	2.3

Operating Income (Loss)	106	(61)	NM
Interest expense, net	57	71	(19.7)
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	49	(132)	NM

Reorganization items	1	1	—

Income (Loss) Before Provision (Benefit) for Income Taxes	48	(133)	NM
Provision (benefit) for income taxes	19	(50)	NM
Net Income (Loss)	$29	$(83)	NM

Basic and Diluted Earnings (Loss) per Common Share (1) (2)	$1.89	$(5.55)	NM
Basic and diluted weighted-average common shares outstanding	15.1	15.0

Notes:

(1)	Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)

Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share was $1 million for the three months ended June 30, 2011.

(3)

Results for the three months ended June 30, 2010 include a $16 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state operating tax claims.

SuperMedia Inc.

Consolidated Statements of Operations

Adjusted and Adjusted Pro Forma (Non-GAAP) (1)

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010 (4)

(dollars in millions, except per share amounts)

	6 Mos. Ended	6 Mos. Ended
Unaudited	6/30/11	6/30/10	% Change

Operating Revenue	$859	$1,045	(17.8)

Operating Expense
Selling	228	298	(23.5)
Cost of sales (exclusive of depreciation and amortization)	216	274	(21.2)
General and administrative	109	145	(24.8)
Depreciation and amortization	88	95	(7.4)
Total Operating Expense	641	812	(21.1)

Operating Income	218	233	(6.4)
Interest expense, net	114	143	(20.3)
Income Before Reorganization Items and Provision for Income Taxes	104	90	15.6

Reorganization items	—	—	NM

Income Before Provision for Income Taxes	104	90	15.6
Provision for income taxes	39	32	21.9
Net Income	$65	$58	12.1

Basic and Diluted Earnings per Common Share (2) (3)	$4.21	$3.84	9.4
Basic and diluted weighted-average common shares outstanding	15.1	15.0

Notes:

(1)

These consolidated statements of operations provide a comparison of the six months ended June 30, 2011 adjusted results to the six months ended June 30, 2010 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted and adjusted pro forma non-GAAP results for the periods shown above.

(2)	Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(3)

Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share was $2 million for the six months ended June 30, 2011.

(4)

Results for the six months ended June 30, 2010 include a $16 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state operating tax claims.

SuperMedia Inc.

Consolidated Statements of Operations

Adjusted and Adjusted Pro Forma (Non-GAAP) (1)

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010 (4)

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	6/30/11	6/30/10	% Change

Operating Revenue	$421	$512	(17.8)

Operating Expense
Selling	112	146	(23.3)
Cost of sales (exclusive of depreciation and amortization)	106	136	(22.1)
General and administrative	51	65	(21.5)
Depreciation and amortization	44	47	(6.4)
Total Operating Expense	313	394	(20.6)

Operating Income	108	118	(8.5)
Interest expense, net	57	71	(19.7)
Income Before Reorganization Items and Provision for Income Taxes	51	47	8.5

Reorganization items	—	—	NM

Income Before Provision for Income Taxes	51	47	8.5
Provision for income taxes	20	14	42.9
Net Income	$31	$33	(6.1)

Basic and Diluted Earnings per Common Share (2) (3)	$2.02	$2.15	(6.0)
Basic and diluted weighted-average common shares outstanding	15.1	15.0

Notes:

(1)

These consolidated statements of operations provide a comparison of the three months ended June 30, 2011 adjusted results to the three months ended June 30, 2010 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted and adjusted pro forma non-GAAP results for the periods shown above.

(2)	Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(3)

Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share was $1 million for the three months ended June 30, 2011.

(4)

Results for the three months ended June 30, 2010 include a $16 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state operating tax claims.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Six Months Ended June 30, 2011

(dollars in millions, except per share amounts)

	6 Mos. Ended	Adjustments	6 Mos. Ended
	6/30/11	Severance Costs	6/30/11
Unaudited	Reported (GAAP)	& Reorganization Items(3)	Adjusted (Non-GAAP)

Operating Revenue	$859	$—	$859

Operating Expense
Selling	228	—	228
Cost of sales (exclusive of depreciation and amortization)	216	—	216
General and administrative	118	(9)	109
Depreciation and amortization	88	—	88
Total Operating Expense	650	(9)	641

Operating Income	209	9	218
Interest expense, net	114	—	114
Income Before Reorganization Items and Provision for Income Taxes	95	9	104

Reorganization items	1	(1)	—

Income Before Provision for Income Taxes	94	10	104
Provision for income taxes	35	4	39
Net Income	$59	$6	$65

Basic and Diluted Earnings per Common Share	$3.79	$0.42	$4.21

Operating Income	$209	$9	$218
Depreciation and Amortization	88	—	88
EBITDA (non-GAAP) (1)	$297	$9	$306

Operating income margin (2)	24.4%		25.4%
Impact of depreciation and amortization	10.2%		10.2%
EBITDA margin (non-GAAP) (1)	34.6%		35.6%

Notes:

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income margin is calculated by dividing operating income by operating revenue.

(3)

Severance costs of $9 million are associated with headcount reductions. Reorganization items of $1 million represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

SuperMedia Inc

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)

Three Months Ended June 30, 2011

(dollars in millions, except per share amounts)

	3 Mos. Ended	Adjustments	3 Mos. Ended
Unaudited	6/30/11 Reported (GAAP)	Severance Costs & Reorganization Items(3)	6/30/11 Adjusted (Non-GAAP)

Operating Revenue	$421	$—	$421

Operating Expense
Selling	112	—	112
Cost of sales (exclusive of depreciation and amortization)	106	—	106
General and administrative	53	(2)	51
Depreciation and amortization	44	—	44
Total Operating Expense	315	(2)	313

Operating Income	106	2	108
Interest expense, net	57	—	57
Income Before Reorganization Items and Provision for Income Taxes	49	2	51

Reorganization items	1	(1)	—

Income Before Provision for Income Taxes	48	3	51
Provision for income taxes	19	1	20
Net Income	$29	$2	$31

Basic and Diluted Earnings per Common Share	$1.89	$0.13	$2.02

Operating Income	$106	$2	$108
Depreciation and Amortization	44	—	44
EBITDA (non-GAAP) (1)	$150	$2	$152

Operating income margin (2)	25.2%		25.7%
Impact of depreciation and amortization	10.4%		10.4%
EBITDA margin (non-GAAP) (1)	35.6%		36.1%

Notes:

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income margin is calculated by dividing operating income by operating revenue.

(3)

Severance costs of $2 million are associated with headcount reductions. Reorganization items of $1 million represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP) (7)

Six Months Ended June 30, 2010

(dollars in millions, except per share amounts)

	6 Mos. Ended				6 Mos. Ended	Pro Forma Items	6 Mos. Ended 6/30/10
	6/30/10	Adjustments			6/30/10	Fresh Start	Adjusted
Unaudited	Reported (GAAP)	Restructuring Costs (3)	Reorganization Items (4)	Health Care Reform Act (5)	Adjusted (Non-GAAP)	Accounting Items (6)	Pro Forma (Non-GAAP)

Operating Revenue	$401	$—	$—	$—	$401	$644	$1,045

Operating Expense
Selling	222	—	—	—	222	76	298
Cost of sales (exclusive of depreciation and amortization)	192	—	—	—	192	82	274
General and administrative	97	(4)	—	—	93	52	145
Depreciation and amortization	95	—	—	—	95	—	95
Total Operating Expense	606	(4)	—	—	602	210	812

Operating Income (Loss)	(205)	4	—	—	(201)	434	233
Interest expense, net	143	—	—	—	143	—	143
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	(348)	4	—	—	(344)	434	90

Reorganization items	3	—	(3)	—	—	—	—

Income (Loss) Before Provision (Benefit) for Income Taxes	(351)	4	3	—	(344)	434	90
Provision (benefit) for income taxes	(125)	1	1	(7)	(130)	162	32
Net Income (Loss)	$(226)	$3	$2	$7	$(214)	$272	$58

Basic and Diluted Earnings (Loss) per Common Share	$(15.10)	$0.18	$0.12	$0.48	$(14.32)	$18.16	$3.84

Operating Income (Loss)	$(205)	$4	$—	$—	$(201)	$434	$233
Depreciation and Amortization	95	—	—	—	95	—	95
EBITDA (non-GAAP) (1)	$(110)	$4	$—	$—	$(106)	$434	$328

Operating income (loss) margin (2)	-51.1%				-50.1%		22.3%
Impact of depreciation and amortization	23.7%				23.7%		9.1%
EBITDA margin (non-GAAP) (1)	-27.4%				-26.4%		31.4%

Notes:

(1)

EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(3)	Restructuring costs are associated with strategic organizational cost savings initiatives.

(4)	Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(5)

As a result of the passage of the Health Care Reform Act in March of 2010, the future benefit of certain deferred tax assets was eliminated, resulting in a charge in the six months ended June 30, 2010.

(6)

Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company’s statement of operations but were written off at December 31, 2009 as prescribed by United States Generally Accepted Accounting Principles.

(7)	Results include a $16 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state operating tax claims.

SuperMedia Inc.

Consolidated Statements of Operations

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP) (6)

Three Months Ended June 30, 2010

(dollars in millions, except per share amounts)

	3 Mos. Ended			3 Mos. Ended	Pro Forma Items	3 Mos. Ended 6/30/10
	6/30/10	Adjustments		6/30/10	Fresh Start	Adjusted
Unaudited	Reported (GAAP)	Restructuring Costs (3)	Reorganization Items (4)	Adjusted (Non-GAAP)	Accounting Items (5)	Pro Forma (Non-GAAP)

Operating Revenue	$247	$—	$—	$247	$265	$512

Operating Expense
Selling	113	—	—	113	33	146
Cost of sales (exclusive of depreciation and amortization)	103	—	—	103	33	136
General and administrative	45	(2)	—	43	22	65
Depreciation and amortization	47	—	—	47	—	47
Total Operating Expense	308	(2)	—	306	88	394

Operating Income (Loss)	(61)	2	—	(59)	177	118
Interest expense, net	71	—	—	71	—	71
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	(132)	2	—	(130)	177	47

Reorganization items	1	—	(1)	—	—	—

Income (Loss) Before Provision (Benefit) for Income Taxes	(133)	2	1	(130)	177	47
Provision (benefit) for income taxes	(50)	—	—	(50)	64	14
Net Income (Loss)	$(83)	$2	$1	$(80)	$113	$33

Basic and Diluted Earnings (Loss) per Common Share	$(5.55)	$0.09	$0.04	$(5.42)	$7.57	$2.15

Operating Income (Loss)	$(61)	$2	$—	$(59)	$177	$118
Depreciation and Amortization	47	—	—	47	—	47
EBITDA (non-GAAP) (1)	$(14)	$2	$—	$(12)	$177	$165

Operating income (loss) margin (2)	-24.7%			-23.9%		23.0%
Impact of depreciation and amortization	19.0%			19.0%		9.2%
EBITDA margin (non-GAAP) (1)	-5.7%			-4.9%		32.2%

Notes:

(1)

EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

(2)	Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(3)	Restructuring costs are associated with strategic organizational realignment and market exit initiatives.

(4)	Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(5)

Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company’s statement of operations but were written off at December 31, 2009 according to the rules of fresh start accounting.

(6)	Results include a $16 million general and administrative expense reduction related to the favorable non-recurring, non-cash resolution of state operating tax claims.

SuperMedia Inc.

Consolidated Balance Sheets

Reported (GAAP)

As of June 30, 2011 and December 31, 2010

(dollars in millions)

Unaudited	6/30/2011	12/31/2010	$ Change

Assets
Current assets:
Cash and cash equivalents	$180	$174	$6
Accounts receivable, net of allowances of $81 and $89	175	210	(35)
Accrued taxes receivable	3	—	3
Deferred directory costs	183	199	(16)
Prepaid expenses and other	18	13	5
Total current assets	559	596	(37)
Property, plant and equipment	121	122	(1)
Less: accumulated depreciation	40	28	12
	81	94	(13)
Goodwill	1,707	1,707	—
Intangible assets, net	411	481	(70)
Pension assets	47	42	5
Other non-current assets	4	6	(2)
Total Assets	$2,809	$2,926	$(117)

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$123	$236	$(113)
Deferred revenue	96	114	(18)
Deferred tax liabilities	10	2	8
Other	17	17	—
Total current liabilities	246	369	(123)
Long-term debt	2,135	2,171	(36)
Employee benefit obligations	351	355	(4)
Non-current deferred tax liabilities	4	22	(18)
Unrecognized tax benefits	39	37	2
Other liabilities	—	2	(2)

Stockholders’ equity (deficit):
Common stock ($.01 par value; 60 million shares authorized, 15,507,322 and 15,489,936 shares issued and outstanding in 2011 and 2010, respectively)	—	—	—
Additional paid-in capital	208	206	2
Retained earnings (deficit)	(137)	(196)	59
Accumulated other comprehensive (loss)	(37)	(40)	3
Total stockholders’ equity (deficit)	34	(30)	64
Total Liabilities and Stockholders’ Equity (Deficit)	$2,809	$2,926	$(117)

SuperMedia Inc.

Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/11	6 Mos. Ended 6/30/10	$ Change

Cash Flows from Operating Activities
Net Income (Loss)	$59	$(226)	$285
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	88	95	(7)
Employee retirement benefits	9	6	3
Deferred income taxes	(12)	(171)	159
Provision for uncollectible accounts	35	30	5
Stock-based compensation expense	2	2	—
Changes in current assets and liabilities
Accounts receivable and unbilled accounts receivable	—	558	(558)
Deferred directory costs	16	(144)	160
Other current assets	(5)	—	(5)
Accounts payable and accrued liabilities	(132)	143	(275)
Other, net	(11)	(7)	(4)
Net cash provided by operating activities	49	286	(237)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(7)	(21)	14
Net cash used in investing activities	(7)	(21)	14

Cash Flows from Financing Activities
Repayment of long-term debt	(36)	(177)	141
Net cash used in financing activities	(36)	(177)	141
Increase in cash and cash equivalents	6	88	(82)
Cash and cash equivalents, beginning of year	174	212	(38)
Cash and cash equivalents, end of period	$180	$300	$(120)

Non-GAAP Financial Reconciliation - Free Cash Flow Unaudited	6 Mos. Ended 6/30/11	6 Mos. Ended 6/30/10	$ Change

Net cash provided by operating activities	$49	$286	$(237)
Less: Capital expenditures (including capitalized software)	(7)	(21)	14
Free Cash Flow	$42	$265	$(223)

SuperMedia Inc.

Advertising Sales

(dollars in millions)

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	6 Mos. Ended	6 Mos. Ended	6 Mos. Ended
Unaudited	6/30/11	6/30/10	6/30/09	6/30/11	6/30/10	6/30/09

Net Advertising Sales(1) (2)	$399	$479	$573	$797	$966	$1,183
% Change year-over-year	(16.7)%	(16.4)%		(17.5)%	(18.3)%

Notes:

(1) Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods.  It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.

(2) Advertising sales for the three and six months ended June 30, 2011 include negative adjustments of $2 million, or 0.4 percent, and $11 million, or 1.1 percent, respectively, related to the financial distress and operational wind down of a single certified marketing representative firm in our third-party national sales channel. Excluding this impact, advertising sales for the three and six months ended June 30, 2011 would have reflected a decline of 16.3 percent and 16.4 percent, respectively. As of June 2011, responsibility for these accounts has been transitioned to other cerified marketing representative firms.